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                                                                      EXHIBIT 5


                                  MWE LETTERHEAD

                              McDERMOTT WILL & EMERY
                               227 W. Monroe Street
                              Chicago, Il 60606-5096

                                October 10, 1997


Kellwood Company
P. O. Box 14734
St. Louis, Missouri 63178


       Re:  $300,000,000 Aggregate Initial
            Offering Price of Securities


Ladies and Gentlemen:

    Reference is made to the Registration Statement on Form S-3
(Registration No. 333-36559) as amended by Amendment No. 1 thereto (the "Registration Statement") filed by Kellwood Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of $300,000,000 aggregate initial offering price of (i) unsecured debt securities which may be senior or subordinated ("Debt Securities"), and which may be convertible into shares of common stock, par value $.01 per share ("Common Stock"), (ii) shares of preferred stock, without par value ("Preferred Stock"), which may be issued in the form of depositary shares, and which may be convertible into shares of Common Stock, and (iii) shares of Common Stock. The Debt Securities, Preferred Stock and Common Stock are hereinafter collectively referred to as the "Securities". The Securities may be offered in series, in amounts, at prices and on other terms set forth or to be set forth in the Registration Statement and any amendments thereto and in the prospectus contained in the Registration Statement (the "Prospectus") and one or more supplements thereto (each a "Prospectus Supplement"). All capitalized terms not otherwise defined herein have the meaning set forth in the Registration Statement.

    The Debt Securities specified as Senior Debt Securities in the applicable Prospectus Supplement will be issued under an Indenture, to be dated as of September 30, 1997, between the Company and The Chase Manhattan Bank, as Trustee, the form of which is filed as an exhibit to the Registration Statement (such Indenture, as amended or supplemented from time to time, the "Senior Debt Securities Indenture"). The Debt Securities specified as Subordinated Debt Securities in the applicable Prospectus Supplement will be issued under an Indenture, the form of which is filed as an exhibit to the Registration Statement, to be entered into by the Company and a trustee to be named prior to the issuance of such Subordinated Debt Securities (such Indenture, as amended or supplemented from time to time, the "Subordinated Debt Securities Indenture").

    We have reviewed the proceedings to date with respect to the proposed issuance and sale of the Securities, and have examined such records, documents and questions of law, as we have considered necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

    Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:


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Kellwood Company
Page 2


    1. Each series of Senior Debt Securities will be legally issued and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) the Senior Debt Securities Indenture, including any necessary supplemental indenture, shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Act"), (iii) each of the Senior Debt Securities Indenture and any necessary supplemental indenture to the Senior Debt Securities Indenture shall have been duly authorized, executed and delivered by the Company and the trustee thereunder, (iv) the terms of such series of Senior Debt Securities shall have been established and approved in accordance with the resolutions of the Company's board of directors heretofore adopted, and as contemplated by the Registration Statement, any applicable Prospectus Supplement and the Senior Debt Securities Indenture, (v) a Prospectus Supplement with respect to such series of Senior Debt Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, and (vi) such Senior Debt Securities shall have been duly executed and authenticated as provided in the Senior Debt Securities Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the underwriting agreement with respect thereto.

    2. Each series of Subordinated Debt Securities will be legally issued and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) the Subordinated Debt Securities Indenture, including any necessary supplemental indenture, shall have been qualified under the Trust Act, (iii) each of the Subordinated Debt Securities Indenture and any necessary supplemental indenture to the Subordinated Debt Securities Indenture shall have been duly authorized, executed and delivered by the Company and the trustee thereunder,
(iv) the terms of such series of Subordinated Debt Securities shall have been established and approved in accordance with the resolutions of the Company's board of directors heretofore adopted, and as contemplated by the Registration Statement, any applicable Prospectus Supplement and the Subordinated Debt Securities Indenture, (v) a Prospectus Supplement with respect to such series of Subordinated Debt Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, and (vi) such Subordinated Debt Securities shall have been duly executed and authenticated as provided in the Subordinated Debt Securities Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the underwriting agreement with respect thereto.

    3. The Common Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) the issuance and sale of the Common Stock shall have been duly authorized by the Company's board of directors or a duly authorized committee thereof, and as contemplated by the Registration Statement and any applicable Prospectus Supplement, (iii) a Prospectus Supplement with respect to such shares of Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, and (iv) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor but not less than the stated value) in accordance with the underwriting agreement with respect thereto.

    4. Each series of Preferred Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) the terms of such series of Preferred Stock shall have been established and approved by the

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Kellwood Company
Page 3


Company's board of directors or a duly authorized committee thereof, and as contemplated by the Registration Statement an any applicable Prospectus Supplement, (iii) a Certificate of Designations setting forth the terms of such series of Preferred Stock shall have been executed, acknowledged, filed and recorded and shall have become effective in accordance with Section 103 of the General Corporation Law of the State of Delaware, (iv) a Prospectus Supplement with respect to such series of Preferred Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (but not less than the stated value).

    The opinions set forth in paragraphs 1 and 2 are subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors' rights and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

    This opinion is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the laws of the United States of America.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus and to the use of our name in any Prospectus Supplement relating to an offering of the Securities reviewed and approved by us prior to the distribution of such Prospectus Supplement and the filing thereof with the Commission. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by
Section 7 of the Act or the related rules promulgated by the Commission.

                                Very truly yours,



                                /s/ McDermott, Will & Emery
                                --------------------------------
                                McDermott, Will & Emery